UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2023

Century Aluminum Company
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34474	13-3070826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Wacker Drive
Suite 1000
Chicago
Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)
(312)	696-3101
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	CENX	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2023, Michelle M. Harrison, Senior Vice President, Finance and Treasurer of the Company notified the Company of her decision to retire after more than 23 years of service with the Company. Ms. Harrison’s retirement will be effective on July 1, 2023. In connection with Ms. Harrison’s retirement, Peter A. Trpkovski, who is currently serving as Vice President, Finance and Investor Relations of the Company, will be promoted to the role of Senior Vice President, Finance and Treasurer, effective July 1, 2023.

A copy of the press release issued by the Company on June 9, 2023 announcing the retirement of Ms. Harrison and appointment of Mr. Trpkovski is attached hereto as Exhibit 99.1.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The Company held its 2023 Annual Meeting of Stockholders (the "Annual Meeting") on June 5, 2023. A total of 82,723,588 shares of the Company's common stock were present or represented by proxy at the meeting, representing approximately 89.6% of the shares outstanding and entitled to vote at the Annual Meeting, thus providing a quorum.

The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, as applicable, with respect to each proposal considered at the Annual Meeting is as follows:

Proposal No. 1: Election of Jarl Berntzen, Jennifer Bush, Jesse Gary, Errol Glasser, Wilhelm van Jaarsveld, Andrew Michelmore, and Tamla Olivier to the Company's Board of Directors

The seven persons nominated to serve as directors of the Company received the following number of votes and were elected as directors to serve a one-year term expiring at the annual meeting of stockholders in 2024:

Nominee	For	Withheld	Broker Non-Votes
Jarl Berntzen	77,594,204	1,174,917	3,954,467
Jennifer Bush	77,070,431	1,698,690	3,954,467
Jesse Gary	78,489,178	279,943	3,954,467
Errol Glasser	77,756,305	1,012,816	3,954,467
Wilhelm van Jaarsveld	78,445,997	323,124	3,954,467
Andrew Michelmore	75,178,015	3,591,106	3,954,467
Tamla Olivier	78,593,905	175,216	3,954,467

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2023 as follows:

For	Against	Abstain	Broker Non-Votes
81,302,845	870,854	549,889	-

Proposal No. 3: Advisory Vote on the Compensation of Named Executive Officers

The stockholders approved, through a non-binding advisory vote, the 2023 compensation of the Company's named executive officers as described in the Company's proxy statement as follows:

For	Against	Abstain	Broker Non-Votes
77,489,339	1,252,931	26,851	3,954,467

Proposal No. 4: Advisory Vote on the Frequency of Future Advisory Votes on Compensation of Named Executive Officers

The allocation of the votes for the non-binding advisory vote on the frequency of future "say-on-pay" advisory votes was as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
73,713,346	38,107	4,974,621	43,047	3,954,467

In accordance with the recommendation of the Company's stockholders, the Company will hold a non-binding advisory vote on the compensation of its named executive officers annually until the next required stockholder vote on the frequency of "say-on-pay" votes.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
99.1	Press Release of Century Aluminum Company dated June 9, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	June 9, 2023	By:	/s/ John DeZee
			Name:	John DeZee
			Title:	Executive Vice President, General Counsel and Secretary